UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2026

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On August 25, 2026, Intuit Inc. announced its financial results for the fiscal quarter and year ended July 31, 2026 and provided forward-looking guidance. A copy of the press release is attached to this Report as Exhibit 99.01.
The information in this Report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.
ITEM 8.01 OTHER EVENTS.
On August 25, 2026, Intuit also announced that its Board of Directors approved a cash dividend of $1.38 per share. The cash dividend will be paid on October 16, 2026 to shareholders of record as of the close of business on October 8, 2026. Future declarations of dividends and the establishment of future record dates and payment dates are subject to the final determination of the Intuit Board of Directors. A copy of the press release announcing the cash dividend is furnished as Exhibit 99.01 to this Report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

99.01	Press release issued on August 25, 2026, reporting financial results for the fiscal quarter and year ended July 31, 2026 and announcing the cash dividend.*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026	INTUIT INC.

	By:	/s/ SANDEEP S. AUJLA
Sandeep S. Aujla
Executive Vice President and Chief Financial Officer